CONVERTIBLE NOTE AGREEMENT

THIS AGREEMENT is made on the 4th day of July, 2016 (the “Effective Date”).

BETWEEN:

E Gary Risler
(The “Lender”)

AND:

DSG GLOBAL INC., a company duly incorporated under the laws of the State of Nevada with its business offices at 214 - 5455 152nd Street, Surrey BC V3S 5A5, Canada.

(The “Borrower”)

WHEREAS:

A. The Borrower has requested the Lender to make available to it a Convertible Note in the total amount of $150,000.00 (USD) ONE HUNDRED AND FIFTY THOUSAND DOLLARS (the “Principal Amount”);

B. The Lender has agreed to make such a Note available to the Borrower on the terms and conditions hereinafter set forth.

THEREFORE THIS AGREEMENT WITNESSES that pursuant to the premises and in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1.00 NOTE

1.01 The Borrower acknowledges that the Lender has advanced to the Borrower the Principal Amount of $150,000.00 USD, The Principal Amount together with interest @ 2% per month (the “Note”) to be repaid as provided herein.

2.00 TERM AND REPAYMENT

2.01 The term of the Note shall be forty five days from date of contract or upon filing of the registration statement and payment deposit (the “Term”).

2.02 The Convertible Note shall be repaid as follows: The Principal and interest of 2% per month to be repaid in full by way of cash repayment or Class A Common Shares in DSG GLOBAL INC. converted @ USD $.38 per share with discount of 30% for a final price of USD $.27 per common share (555,555 common shares) along with piggyback registration rights on the first registration statement filed by DSG GLOBAL INC.

3.00 INTEREST The interest (the “Interest”) shall be paid as follows:

(a) 2% per month on the Principal Amount to be paid at the end of the term by way of cash or stock as indicated in 2.02.

3.02 No interest shall accrue on the Interest.

4.00 RIGHT OF CONVERSION

4.01 The Lender may convert the Note into common shares of the Borrower (DSG GLOBAL INC CLASS A SHARES) at the price of USD $.27 per share for a total of 555,555 common shares.

5.04 No failure or delay on the part of the Lender in exercising any right, power or privilege under this Agreement will operate as a waiver thereof; nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have.

6.00 REPRESENTATIONS AND WARRANTIES

6.01 The Borrower represents and warrants that:

(a)	it is a duly incorporated company and is in good standing under the laws of the State of Nevada and has the power and authority to carry on its business as now being conducted;

(b)	the execution and delivery of this Agreement and the performance of its provisions have been duly authorized by all necessary action of the Borrower;

(c)	neither the entering into, nor the carrying out by the Borrower of its obligations set forth in this Agreement will result in any breach of or be in conflict with any term or provision of the Memorandum or Articles of the Borrower.

6.02 The Lender warrants and represents to the Borrower that it will, to the best of its ability, carry out the terms contained in this Agreement.

6.03 All representations, warranties and agreements made herein are material and will conclusively be deemed to have been relied on by the Lender notwithstanding any prior or subsequent investigation by the Lender and will survive the advance of the Note and the fulfillment of all of the transactions and deliveries contemplated hereunder continuing in full force and effect so long as any amount of the Note remains outstanding and unpaid.

7.00 MISCELLANEOUS

7.01 This Agreement may not be modified or amended except with the written consent of the parties hereto with no consent being unreasonably withheld by either party.

7.02 The parties will execute such further assurances and other documents and instruments and do such other things as may be necessary to implement and carry out the intent of this Agreement.

7.03 The provisions herein constitute the entire agreement between the parties and supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

7.04 Any notice required to be given hereunder by any party will be deemed to have been well and sufficiently given if mailed by pre-paid registered mail, or delivered to whom it is directed at its address set out on page 1, or such other address as any party may, from time to time, direct in writing, and any such notice will be deemed to have been received, if mailed, five business days after the day of mailing and, if delivered, upon the date of delivery. If normal mail service is interrupted by strike, slow-down, force majeure or any other cause, a notice sent by mail will not be deemed to be received until actually received, and the party sending the notice will deliver such notice in order to ensure prompt receipt thereof.

7.05 Time will be of the essence hereof.

7.06 Nothing contained in this Agreement will prejudice or impair any other right or remedy which the Lender may otherwise have with respect to the Convertible Note hereunder or any rights or remedies it may have with respect to other loans which the Lender may make to the Borrower.

7.07 The Agreement shall not be assigned by either party without written consent of the other and consent cannot be unreasonably withheld.

7.08 This Agreement will be binding upon and enure to the benefit of the Borrower, and the Lender and their respective successors and assigns.

7.9 The parties hereto confirm that they have been recommended to obtain independent legal advice prior to the execution of this Agreement and confirm that they have obtained independent legal advice or alternatively, have waived their right to the same.

7.10 This Agreement will in all respects be governed by and be construed in accordance with the laws of British Columbia, Canada.

7.11 If any one or more of the provisions contained in this Agreement is found to be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired and such unenforceable or invalid provisions shall be severable from the remainder of this Agreement.

IN WITNESS WHEREOF the parties hereto have set their hands and seals as of the day and year first above written.

Lender

/s/ E Gary Risler
E Gary Risler

DSG GLOBAL INC.

/s/ Robert Silzer
Robert Silzer